Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com
WEBSTER REPORTS
FIRST QUARTER 2020 EARNINGS OF $0.39 PER DILUTED SHARE
WATERBURY, Conn., April 21, 2020 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $36.0 million, or $0.39 per diluted share, for the quarter ended March 31, 2020, compared to $97.5 million, or $1.06 per diluted share, for the quarter ended March 31, 2019. Results in the quarter reflect a provision for credit losses of $76.0 million under the Current Expected Credit Loss (CECL) accounting standard effective January 1, 2020 compared to a provision for credit losses of $8.6 million in prior year.
“During these uncertain, challenging and unprecedented times, Webster bankers have once again stepped up to take care of our customers, our communities and, importantly, each other. I am so proud of every one of our 3,400 bankers,” said John R. Ciulla, president and chief executive officer. “We continue to take swift actions to keep our employees safe while effectively providing our customers with the banking services and financial assistance they need to navigate through the economic storm brought on by this pandemic.”
Highlights for the first quarter of 2020:
•Results include the adoption of CECL and the impact of COVID-19 resulting in a provision of $76.0 million; allowance coverage of 1.60 percent.
•Revenue of $304.2 million.
•Loan growth of $2.1 billion, or 11.0 percent from a year ago, led by commercial and commercial real estate, which increased 15.6 percent.
•Deposit growth of $1.8 billion, or 7.7 percent from a year ago, with growth of $527 million, or 8.5 percent, in HSA deposits.
•Net interest margin of 3.23 percent.
•Efficiency ratio (non-GAAP) of 58.0 percent.
“Webster’s strong capital and liquidity positions enable us to support our customers and communities during this trying time,” said Glenn MacInnes, executive vice president and chief financial officer. “Our Common Equity Tier 1 capital ratio of 11 percent exceeds the regulatory well-capitalized level by $1 billion, and our loan-to-deposit ratio of 85 percent reflects our funding strength.”

Webster has responded quickly with programs to support our Employees, Customers and the Communities where we live and work. These actions included:

Support for our Employees:
•75% of our bankers are currently working remotely
•Special pay considerations and additional PTO for essential front line employees
•No furloughs; bankers are at 100% pay
•Zero-interest loans up to $5,000 are available to assist employees and their families facing unforeseen challenges due to COVID-19

Support for Individuals and Businesses:
•Instituted a 90-day foreclosure moratorium on residential loans
•Increased deposit limits; waiving penalties for early CD withdrawals
•Waiving or reducing certain fees
•Not reporting payment deferrals to credit bureaus
•Participating in the SBA Paycheck Protection Program with the initial round resulting in approximately $650 million in SBA approved loans
•Payment modifications (needs based / COVID related impact)

Support for the Communities we serve
•More than $375,000 in donations for urgent basic needs including:
◦Feeding America
◦American Red Cross
◦United Way (CT, RI, MA, NY, WI)
•Additional re-targeting of existing sponsorships and grants to nonprofits to support COVID-19 related activities including:
◦Masks for Heroes
◦Junior Achievement
◦Governor’s Prevention Partnership

Line of Business performance compared to the first quarter of 2019
Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of March 31, 2020, Commercial Banking had $12.3 billion in loans and leases and $5.0 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$99,316	$98,342	1.0%
Non-interest income	13,239	14,011	(5.5)
Operating revenue	112,555	112,353	0.2
Non-interest expense	46,544	44,618	(4.3)
Pre-tax, pre-provision net revenue	$66,011	$67,735	(2.5)

			Percent
	At March 31,		Increase/
(In millions)	2020	2019	(Decrease)
Loans and leases	$12,282	$10,631	15.5%
Deposits	5,041	4,191	20.3
Note: In 1Q20, segment net interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. Prior periods were restated to reflect the change.
Pre-tax, pre-provision net revenue decreased $1.7 million to $66.0 million in the quarter as compared to prior year. Net interest income increased $1.0 million to $99.3 million, primarily due to loan growth. Non-interest income decreased $0.8 million to $13.2 million, primarily due to lower one-time fees in the quarter. Non-interest expense increased $1.9 million to $46.5 million, primarily due to investments in people, product enhancements, and infrastructure.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of March 31, 2020, HSA Bank had $8.6 billion in total footings comprising $6.7 billion in deposit balances and $1.9 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$42,673	$43,098	(1.0)%
Non-interest income	26,383	25,577	3.2
Operating revenue	69,056	68,675	0.6
Non-interest expense	37,078	33,522	(10.6)
Pre-tax, net revenue	$31,978	$35,153	(9.0)

			Percent
	At March 31,		Increase/
(Dollars in millions)	2020	2019	(Decrease)
Number of accounts (thousands)	3,119	2,933	6.3%

Deposits	$6,736	$6,209	8.5
Linked investment accounts *	1,855	1,703	8.9
Total footings	$8,591	$7,912	8.6
* Linked investment accounts are held off balance sheet
Note: In 1Q20, segment net Interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. Prior periods were restated to reflect the change.
Pre-tax net revenue decreased $3.2 million to $32.0 million in the quarter as compared to prior year. Net interest income decreased $0.4 million to $42.7 million, due to 8.5 percent growth in deposits and a decline in deposit spreads. Non-interest income increased $0.8 million to $26.4 million, primarily due to 6.3 percent growth in accounts over the past year. Non-interest expense increased $3.6 million to $37.1 million, primarily due to account growth and expanded distribution.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 157 banking centers and 308 ATMs, a customer care center, and a full range of web and mobile-based banking services. As of March 31, 2020, Community Banking had $8.6 billion in loans and $12.6 billion in deposit balances.
Community Banking Operating Results:

			Percent
	Three months ended March 31,		Favorable/
(In thousands)	2020	2019	(Unfavorable)
Net interest income	$99,470	$106,290	(6.4)%
Non-interest income	27,620	25,382	8.8
Operating revenue	127,090	131,672	(3.5)
Non-interest expense	98,967	95,075	(4.1)
Pre-tax, pre-provision net revenue	$28,123	$36,597	(23.2)

			Percent
	At March 31,		Increase/
(In millions)	2020	2019	(Decrease)
Loans	$8,610	$8,184	5.2%
Deposits	12,640	12,271	3.0
Note: In 1Q20, segment net Interest income was updated to reflect changes in the funds transfer pricing methodology related to allocated capital. Prior periods were restated to reflect the change.
Pre-tax, pre-provision net revenue decreased $8.5 million to $28.1 million in the quarter as compared to prior year. Net interest income decreased $6.8 million to $99.5 million, due to declining interest rates on loans coupled with decreasing credit value of deposits; partially offset by balance growth in the loan and deposit portfolios. Non-interest income increased $2.2 million driven by growth in fees from mortgage banking, investment services, and interest rate hedging activities. This growth was partially offset by reductions in deposit-related service charges and the impact of gains from asset sales that occurred in the prior year. Non-interest expense increased $3.9 million to $99.0 million resulting from higher employee-related expenses, continued investments in technology, and other corporate overhead; offset by lower occupancy, legal, and card processing costs.

Consolidated financial performance:
Quarterly net interest income compared to the first quarter of 2019:
•Net interest income was $230.8 million compared to $241.6 million.
•Net interest margin was 3.23 percent compared to 3.74 percent. The yield on interest-earning assets declined by 59 basis points, and the cost of interest-bearing liabilities declined by 10 basis points.
•Average interest-earning assets totaled $28.9 billion and grew by $2.9 billion, or 11.0 percent.
•Average loans totaled $20.3 billion and grew by $1.8 billion, or 9.8 percent.
•Average deposits totaled $24.1 billion and grew by $1.5 billion, or 6.8 percent.
Quarterly provision for credit losses:
•The provision for credit losses, which was calculated under the Current Expected Credit Loss (CECL) accounting standard effective January 1, 2020, was $76.0 million, compared to $6.0 million in the prior quarter and $8.6 million a year ago. The increase compared to the prior periods is primarily due to the adoption of CECL and the impact of COVID-19.
•Net charge-offs were $7.8 million, compared to $6.1 million in the prior quarter and $9.6 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.15 percent, compared to 0.12 percent in the prior quarter and 0.21 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.60 percent of total loans at March 31, 2020, compared to 1.04 percent at December 31, 2019 and 1.12 percent at March 31, 2019. The allowance for credit losses on loans and leases reflects a January 1, 2020 transition adjustment of $57.6 million related to the adoption of the CECL accounting standard and represented 206 percent of nonperforming loans at March 31, 2020 compared to 139 percent at December 31, 2019 and 133 percent at March 31, 2019.
Quarterly non-interest income compared to the first quarter of 2019:
•Total non-interest income was $73.4 million, compared to $68.6 million, an increase of $4.8 million. This reflects an increase of $2.8 million of other income primarily due to client hedging activity offset by losses on miscellaneous investments, an increase of $2.1 million in mortgage banking activities primarily due to a decline in mortgage interest rates driving higher origination volume and $1.1 million in wealth and investment services. These increases were offset by a decrease in loan related fees of $1.3 million primarily due to lower prepayment fees and higher mortgage servicing rights costs.

Quarterly non-interest expense compared to the first quarter of 2019:
•Total non-interest expense was $178.8 million, compared to $175.7 million, an increase of $3.2 million. The increase reflects increases of $4.1 million in compensation and benefits due to annual merit increases and temporary help partially offset by lower variable based compensation and $2.1 million in technology and equipment due to continued infrastructure investment. Offsetting these increases was a decrease of $3.4 million in other expenses primarily due to decreased pension costs, and a reduction in the reserve for unfunded commitments.
Quarterly income taxes compared to the first quarter of 2019:
•Income tax expense was $11.1 million compared to $26.1 million and the effective tax rate was 22.6 percent compared to 20.8 percent.
•The higher effective tax rate in the quarter reflects a net discrete tax benefit recognized during the period a year ago.
Investment securities:
•Total investment securities were $8.5 billion, compared to $8.2 billion at December 31, 2019 and $7.5 billion at March 31, 2019. The carrying value of the available-for-sale portfolio included $3.1 million of net unrealized gains, compared to $24.4 million at December 31, 2019 and $58.6 million of net unrealized losses at March 31, 2019. The carrying value of the held-to-maturity portfolio does not reflect $156.3 million of net unrealized gains, compared to $86.7 million at December 31, 2019 and $46.8 million of net unrealized losses at March 31, 2019.
Loans:
•Total loans were $20.9 billion, compared to $20.0 billion at December 31, 2019 and $18.8 billion at March 31, 2019. Compared to December 31, 2019, commercial loans increased by $685.1 million, commercial real estate loans increased by $173.1 million, and residential mortgages increased by $18.8 million, while consumer loans decreased by $22.5 million.
•Compared to a year ago, commercial real estate loans increased by $1.131 billion, commercial loans increased by $715.0 million, and residential mortgages increased by $359.7 million, while consumer loans decreased by $128.1 million.
•Loan originations for portfolio were $1.195 billion, compared to $1.919 billion in the prior quarter and $1.132 billion a year ago. In addition, $60 million of residential loans were originated for sale in the quarter, compared to $94 million in the prior quarter and $33 million a year ago.

Asset quality:
•Total nonperforming loans were $162.3 million, or 0.78 percent of total loans, compared to $150.9 million, or 0.75 percent of total loans, at December 31, 2019 and $158.9 million, or 0.84 percent of total loans, at March 31, 2019. Total paying nonperforming loans were $61.9 million, compared to $59.0 million at December 31, 2019 and $38.6 million at March 31, 2019.
•Past due loans were $37.0 million, compared to $42.6 million at December 31, 2019 and $50.5 million at March 31, 2019.
Deposits and borrowings:
•Total deposits were $24.5 billion, compared to $23.3 billion at December 31, 2019 and $22.8 billion at March 31, 2019. Core deposits to total deposits were 87.8 percent, compared to 86.7 percent at December 31, 2019 and 85.3 percent at March 31, 2019. The loan to deposit ratio was 85.2 percent, compared to 85.9 percent at December 31, 2019 and 82.7 percent at March 31, 2019.
•Total borrowings were $3.6 billion, compared to $3.5 billion at December 31, 2019 and $2.2 billion at March 31, 2019.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 4.75 percent and 5.95 percent, respectively, compared to 14.01 percent and 17.70 percent, respectively, in the first quarter of 2019.
•The tangible equity and tangible common equity ratios were 8.14 percent and 7.67 percent, respectively, compared to 8.68 percent and 8.16 percent, respectively, at March 31, 2019. The common equity tier 1 risk-based capital ratio was 10.96 percent, compared to 11.46 percent at March 31, 2019.
•Book value and tangible book value per common share were $32.66 and $26.46, respectively, compared to $30.62 and $24.51, respectively, at March 31, 2019.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $31.7 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 157 banking centers and 308 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s first quarter 2020 earnings announcement will be held today, Tuesday, April 21, 2020 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to successfully execute our business plan and manage our risks; (2) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (3) volatility and disruption in national and international financial markets; (4) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic and any governmental or societal responses thereto, or other unusual and infrequently occurring events; (5) changes in the level of nonperforming assets and charge-offs; (6) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (7) adverse conditions in the securities markets that lead to impairment in the value of our investment securities; (8) inflation, changes in interest rate, and monetary fluctuations; (9) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (10) changes in deposit flows, consumer spending, borrowings, and savings habits; (11) our ability to implement new technologies and maintain secure and reliable technology systems; (12) performance by our counterparties and vendors; (13) our ability to increase market share and control expenses; (14) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (15) changes in laws and regulations (including those concerning taxes, banking, securities, insurance, and healthcare) with which we and our subsidiaries must comply, including recent and potential legislative and regulatory changes in response to the COVID-19 pandemic such as the CARES Act and the rules and regulations that may be promulgated thereunder; (16) the effect of changes in accounting policies and practices applicable to us, including changes in our allowance for loan and lease losses and other impacts of recently adopted accounting guidance regarding the recognition of credit losses; (17) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (18) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019

Income and performance ratios:
Net income	$38,199	$90,473	$93,865	$98,649	$99,736
Earnings applicable to common shareholders	36,021	88,066	91,442	96,193	97,549
Earnings per diluted common share	0.39	0.96	1.00	1.05	1.06
Return on average assets	0.50%	1.19%	1.27%	1.38%	1.44%
Return on average tangible common shareholders' equity (non-GAAP)	5.95	14.34	15.37	16.88	17.70
Return on average common shareholders’ equity	4.75	11.60	12.36	13.47	14.01
Non-interest income as a percentage of total revenue	24.12	23.47	22.52	23.88	22.12

Asset quality:
Allowance for credit losses on loans and leases	$334,931	$209,096	$209,152	$211,671	$211,389
Nonperforming assets	169,120	157,380	166,716	153,247	164,431
Allowance for credit losses on loans and leases/total loans and leases	1.60%	1.04%	1.07%	1.10%	1.12%
Net charge-offs/average loans and leases (annualized)	0.15	0.12	0.28	0.24	0.21
Nonperforming loans and leases/total loans and leases	0.78	0.75	0.83	0.77	0.84
Nonperforming assets/total loans and leases plus OREO	0.81	0.79	0.85	0.80	0.87
Allowance for credit losses on loans and leases/nonperforming loans and leases	206.37	138.56	128.55	142.97	133.01

Other ratios:
Tangible equity (non-GAAP)	8.14%	8.88%	8.83%	8.82%	8.68%
Tangible common equity (non-GAAP)	7.67	8.39	8.34	8.31	8.16
Tier 1 risk-based capital (a)	11.60	12.22	12.32	12.09	12.17
Total risk-based capital (a)	13.11	13.55	13.68	13.48	13.60
Common equity tier 1 risk-based capital (a)	10.96	11.56	11.63	11.41	11.46
Shareholders’ equity/total assets	9.76	10.56	10.54	10.59	10.50
Net interest margin	3.23	3.27	3.49	3.63	3.74
Efficiency ratio (non-GAAP)	58.03	58.52	56.60	56.09	55.93

Equity and share related:
Common equity	$2,945,205	$3,062,733	$3,007,357	$2,920,180	$2,821,218
Book value per common share	32.66	33.28	32.68	31.74	30.62
Tangible book value per common share (non-GAAP)	26.46	27.19	26.58	25.63	24.51
Common stock closing price	22.90	53.36	46.87	47.77	50.67
Dividends declared per common share	0.40	0.40	0.40	0.40	0.33
Common shares issued and outstanding	90,172	92,027	92,034	92,007	92,125
Weighted-average common shares outstanding - Basic	90,936	91,574	91,559	91,534	91,962
Weighted-average common shares outstanding - Diluted	91,206	91,916	91,874	91,855	92,225

(a) Presented as preliminary for March 31, 2020 and actual for the remaining periods. In accordance with regulatory capital rules, the Company elected an option to delay the estimated impact of CECL on its regulatory capital over a five-year transition period ending December 31, 2024. As a result, capital ratios and amounts as of March 31, 2020 exclude the impact of the increased allowance for credit losses on loans, held-to-maturity debt securities and unfunded loan commitments attributed to the adoption of CECL.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2020	December 31, 2019	March 31, 2019
Assets:
Cash and due from banks	$198,458	$185,341	$167,587
Interest-bearing deposits	69,482	72,554	53,072
Securities:
Available for sale	3,016,631	2,925,833	2,977,316
Held to maturity	5,486,206	5,293,918	4,480,160
Total securities	8,502,837	8,219,751	7,457,476
Allowance for credit losses on investment securities held-to-maturity	(312)	—	—
Securities, net	8,502,525	8,219,751	7,457,476
Loans held for sale	22,448	36,053	20,615
Loans and Leases:
Commercial	7,565,947	6,880,838	6,850,942
Commercial real estate	6,122,474	5,949,339	4,991,825
Residential mortgages	4,991,512	4,972,685	4,631,787
Consumer	2,211,591	2,234,124	2,339,736
Total loans and leases	20,891,524	20,036,986	18,814,290
Allowance for credit losses on loans and leases	(334,931)	(209,096)	(211,389)
Loans and leases, net	20,556,593	19,827,890	18,602,901
Federal Home Loan Bank and Federal Reserve Bank stock	141,327	149,046	106,674
Premises and equipment, net	268,420	270,413	279,580
Goodwill and other intangible assets, net	559,328	560,290	563,176
Cash surrender value of life insurance policies	554,231	550,651	546,094
Deferred tax asset, net	80,318	61,975	76,576
Accrued interest receivable and other assets	701,744	455,380	364,378
Total Assets	$31,654,874	$30,389,344	$28,238,129

Liabilities and Shareholders' Equity:
Deposits:
Demand	$4,883,436	$4,446,463	$4,224,144
Health savings accounts	6,736,178	6,416,135	6,209,213
Interest-bearing checking	3,007,069	2,689,734	2,560,975
Money market	2,477,304	2,312,840	2,299,229
Savings	4,418,689	4,354,809	4,102,740
Certificates of deposit	2,891,161	3,104,765	3,273,120
Brokered certificates of deposit	100,000	—	81,507
Total deposits	24,513,837	23,324,746	22,750,928
Securities sold under agreements to repurchase and other borrowings	1,262,749	1,040,431	688,065
Federal Home Loan Bank advances	1,773,399	1,948,476	951,730
Long-term debt	571,212	540,364	524,303
Accrued expenses and other liabilities	443,435	327,557	356,848
Total liabilities	28,564,632	27,181,574	25,271,874
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	2,945,205	3,062,733	2,821,218
Total shareholders’ equity	3,090,242	3,207,770	2,966,255
Total Liabilities and Shareholders' Equity	$31,654,874	$30,389,344	$28,238,129

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended March 31,
(In thousands, except per share data)	2020	2019
Interest income:
Interest and fees on loans and leases	$216,187	$228,764
Interest and dividends on securities	58,108	57,278
Loans held for sale	175	148
Total interest income	274,470	286,190
Interest expense:
Deposits	27,843	31,020
Borrowings	15,826	13,619
Total interest expense	43,669	44,639
Net interest income	230,801	241,551
Provision for credit losses	76,000	8,600
Net interest income after provision for loan and lease losses	154,801	232,951
Non-interest income:
Deposit service fees	42,570	43,024
Loan and lease related fees	6,496	7,819
Wealth and investment services	8,739	7,651
Mortgage banking activities	2,893	764
Increase in cash surrender value of life insurance policies	3,580	3,584
Gain on investment securities, net	8	—
Other income	9,092	5,770
Total non-interest income	73,378	68,612
Non-interest expense:
Compensation and benefits	101,887	97,785
Occupancy	14,485	14,696
Technology and equipment	27,837	25,697
Marketing	3,502	3,328
Professional and outside services	5,663	6,048
Intangible assets amortization	962	962
Loan workout expenses	493	660
Deposit insurance	4,725	4,430
Other expenses	19,282	22,080
Total non-interest expense	178,836	175,686
Income before income taxes	49,343	125,877
Income tax expense	11,144	26,141
Net income	38,199	99,736
Preferred stock dividends and other	(2,178)	(2,187)
Earnings applicable to common shareholders	$36,021	$97,549

Weighted-average common shares outstanding - Diluted	91,206	92,225

Earnings per common share:
Basic	$0.40	$1.06
Diluted	0.39	1.06

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Interest income:
Interest and fees on loans and leases	$216,187	$223,527	$236,453	$235,949	$228,764
Interest and dividends on securities	58,108	58,205	57,517	56,163	57,278
Loans held for sale	175	268	166	145	148
Total interest income	274,470	282,000	294,136	292,257	286,190
Interest expense:
Deposits	27,843	31,586	34,214	32,757	31,020
Borrowings	15,826	19,164	19,383	17,713	13,619
Total interest expense	43,669	50,750	53,597	50,470	44,639
Net interest income	230,801	231,250	240,539	241,787	241,551
Provision for credit losses	76,000	6,000	11,300	11,900	8,600
Net interest income after provision for loan and lease losses	154,801	225,250	229,239	229,887	232,951
Non-interest income:
Deposit service fees	42,570	40,470	41,410	43,118	43,024
Loan and lease related fees	6,496	8,704	8,246	6,558	7,819
Wealth and investment services	8,739	8,476	8,496	8,309	7,651
Mortgage banking activities	2,893	2,286	2,133	932	764
Increase in cash surrender value of life insurance policies	3,580	3,670	3,708	3,650	3,584
Gain on investment securities, net	8	29	—	—	—
Other income	9,092	7,284	5,938	13,286	5,770
Total non-interest income	73,378	70,919	69,931	75,853	68,612
Non-interest expense:
Compensation and benefits	101,887	100,467	98,623	98,527	97,785
Occupancy	14,485	14,379	14,087	14,019	14,696
Technology and equipment	27,837	27,639	26,180	25,767	25,697
Marketing	3,502	3,957	4,758	4,243	3,328
Professional and outside services	5,663	4,674	5,024	5,634	6,048
Intangible assets amortization	962	962	961	962	962
Loan workout expenses	493	474	986	832	660
Deposit insurance	4,725	4,662	4,409	4,453	4,430
Other expenses	19,282	22,516	24,866	26,203	22,080
Total non-interest expense	178,836	179,730	179,894	180,640	175,686
Income before income taxes	49,343	116,439	119,276	125,100	125,877
Income tax expense	11,144	25,966	25,411	26,451	26,141
Net income	38,199	90,473	93,865	98,649	99,736
Preferred stock dividends and other	(2,178)	(2,407)	(2,423)	(2,456)	(2,187)
Earnings applicable to common shareholders	$36,021	$88,066	$91,442	$96,193	$97,549

Weighted-average common shares outstanding - Diluted	91,206	91,916	91,874	91,855	92,225

Earnings per common share:
Basic	$0.40	$0.96	$1.00	$1.05	$1.06
Diluted	0.39	0.96	1.00	1.05	1.06

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended March 31,
		2020			2019
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$20,324,799	$216,918	4.24%	$18,509,174	$229,385	4.96%
Investment securities (a)	8,319,747	58,408	2.85	7,308,946	56,954	3.09
Federal Home Loan and Federal Reserve Bank stock	126,364	1,251	3.98	113,016	1,712	6.14
Interest-bearing deposits	68,307	191	1.11	55,372	329	2.37
Loans held for sale	22,297	175	3.14	13,451	148	4.40
Total interest-earning assets	28,861,514	$276,943	3.84%	25,999,959	$288,528	4.43%
Non-interest-earning assets	1,930,996			1,795,430
Total Assets	$30,792,510			$27,795,389

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,516,906	$—	—%	$4,191,870	$—	—%
Health savings accounts	6,761,358	3,296	0.20	6,140,062	2,949	0.19
Interest-bearing checking, money market and savings	9,716,974	12,403	0.51	8,958,522	12,793	0.58
Certificates of deposit	3,067,557	12,144	1.59	3,244,714	15,278	1.91
Total deposits	24,062,795	27,843	0.47	22,535,168	31,020	0.56

Securities sold under agreements to repurchase and other borrowings	1,296,925	3,730	1.14	597,107	2,752	1.84
Federal Home Loan Bank advances	1,325,899	6,869	2.05	1,119,035	7,785	2.78
Long-term debt (a)	551,250	5,227	4.00	249,169	3,082	4.95
Total borrowings	3,174,074	15,826	2.00	1,965,311	13,619	2.77
Total interest-bearing liabilities	27,236,869	$43,669	0.64%	24,500,479	$44,639	0.74%
Non-interest-bearing liabilities	362,116			359,257
Total liabilities	27,598,985			24,859,736

Preferred stock	145,037			145,037
Common shareholders' equity	3,048,488			2,790,616
Total shareholders' equity	3,193,525			2,935,653
Total Liabilities and Shareholders' Equity	$30,792,510			$27,795,389
Tax-equivalent net interest income		233,274			243,889
Less: tax-equivalent adjustments		(2,473)			(2,338)
Net interest income		$230,801			$241,551
Net interest margin			3.23%			3.74%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Loan and Lease Balances (actual):
Commercial non-mortgage	$6,385,619	$5,833,952	$5,887,119	$5,948,388	$5,811,309
Asset-based lending	1,180,328	1,046,886	1,122,765	1,077,118	1,039,633
Commercial real estate	6,122,474	5,949,339	5,398,084	5,224,382	4,991,825
Residential mortgages	4,991,512	4,972,685	4,873,726	4,718,704	4,631,787
Consumer	2,211,591	2,234,124	2,269,952	2,301,291	2,339,736
Total Loan and Lease Balances	20,891,524	20,036,986	19,551,646	19,269,883	18,814,290
Allowance for credit losses on loans and leases	(334,931)	(209,096)	(209,152)	(211,671)	(211,389)
Loans and Leases, net	$20,556,593	$19,827,890	$19,342,494	$19,058,212	$18,602,901

Loan and Lease Balances (average):
Commercial non-mortgage	$6,005,501	$5,879,600	$5,933,221	$5,914,710	$5,776,334
Asset-based lending	1,085,624	1,087,537	1,138,189	1,049,403	1,016,069
Commercial real estate	5,996,728	5,667,764	5,312,403	5,079,415	4,930,035
Residential mortgages	5,013,888	4,917,365	4,802,497	4,662,033	4,415,434
Consumer	2,223,058	2,256,255	2,286,983	2,324,717	2,371,302
Total Loan and Lease Balances	20,324,799	19,808,521	19,473,293	19,030,278	18,509,174
Allowance for credit losses on loans and leases	(269,273)	(211,460)	(213,130)	(210,719)	(214,966)
Loans and Leases, net	$20,055,526	$19,597,061	$19,260,163	$18,819,559	$18,294,208

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Nonperforming loans and leases:
Commercial non-mortgage	$74,077	$64,793	$64,197	$56,340	$66,754
Asset-based lending	137	139	9,165	184	218
Commercial real estate	12,901	11,554	12,810	10,413	7,449
Residential mortgages	42,393	43,100	43,733	48,104	49,267
Consumer	32,785	31,320	32,794	33,015	35,245
Total nonperforming loans and leases	$162,293	$150,906	$162,699	$148,056	$158,933

Other real estate owned and repossessed assets:
Commercial non-mortgage	$121	$271	$544	$1,307	$861
Residential mortgages	4,480	4,247	1,912	2,012	2,769
Consumer	2,226	1,956	1,561	1,872	1,868
Total other real estate owned and repossessed assets	$6,827	$6,474	$4,017	$5,191	$5,498
Total nonperforming assets	$169,120	$157,380	$166,716	$153,247	$164,431

Past due 30-89 days:
Commercial non-mortgage	$8,200	$8,482	$5,384	$4,438	$19,152
Asset-based lending	—	—	—	—	—
Commercial real estate	2,217	1,700	1,433	2,665	2,283
Residential mortgages	11,814	13,598	13,445	10,844	12,865
Consumer	14,666	18,835	15,217	13,949	16,174
Total past due 30-89 days	36,897	42,615	35,479	31,896	50,474
Past due 90 days or more and accruing	75	—	92	410	—
Total past due loans and leases	$36,972	$42,615	$35,571	$32,306	$50,474

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Beginning balance	$209,096	$209,152	$211,671	$211,389	$212,353
Adoption of ASU No. 2016-13	57,568	—	—	—	—
Provision	76,085	6,000	11,300	11,900	8,600
Charge-offs:
Commercial non-mortgage	5,544	5,041	11,291	5,657	7,837
Asset-based lending	—	—	—	—	—
Commercial real estate	30	23	32	2,473	973
Residential mortgages	1,511	876	872	2,154	251
Consumer	3,076	3,165	3,765	4,098	3,972
Total charge-offs	10,161	9,105	15,960	14,382	13,033
Recoveries:
Commercial non-mortgage	558	236	173	464	569
Asset-based lending	3	33	—	—	229
Commercial real estate	3	3	3	33	6
Residential mortgages	235	534	356	295	178
Consumer	1,544	2,243	1,609	1,972	2,487
Total recoveries	2,343	3,049	2,141	2,764	3,469
Total net charge-offs	7,818	6,056	13,819	11,618	9,564
Ending balance	$334,931	$209,096	$209,152	$211,671	$211,389

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits, including brokered time deposits. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Efficiency ratio:
Non-interest expense (GAAP)	$178,836	$179,730	$179,894	$180,640	$175,686
Less: Foreclosed property activity (GAAP)	(250)	263	(128)	(55)	(253)
Intangible assets amortization (GAAP)	962	962	961	962	962
Other expenses (non-GAAP)	—	—	1,750	—	7
Non-interest expense (non-GAAP)	$178,124	$178,505	$177,311	$179,733	$174,970
Net interest income (GAAP)	$230,801	$231,250	$240,539	$241,787	$241,551
Add: Tax-equivalent adjustment (non-GAAP)	2,473	2,486	2,436	2,435	2,338
Non-interest income (GAAP)	73,378	70,919	69,931	75,853	68,612
Other (non-GAAP)	299	402	350	354	342
Less: Gain on investment securities, net (GAAP)	8	29	—	—	—
Income (non-GAAP)	$306,943	$305,028	$313,256	$320,429	$312,843
Efficiency ratio (non-GAAP)	58.03%	58.52%	56.60%	56.09%	55.93%

Return on average tangible common shareholders' equity:
Net income (GAAP)	$38,199	$90,473	$93,865	$98,649	$99,736
Less: Preferred stock dividends (GAAP)	1,969	1,969	1,968	1,969	1,969
Add: Intangible assets amortization, tax-effected (GAAP)	760	760	759	760	760
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$36,990	$89,264	$92,656	$97,440	$98,527
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$147,960	$357,056	$370,624	$389,760	$394,108
Average shareholders' equity (non-GAAP)	$3,193,525	$3,196,563	$3,118,691	$3,016,541	$2,935,653
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets (non-GAAP)	559,786	560,750	561,715	562,679	563,646
Average tangible common shareholders' equity (non-GAAP)	$2,488,702	$2,490,776	$2,411,939	$2,308,825	$2,226,970
Return on average tangible common shareholders' equity (non-GAAP)	5.95%	14.34%	15.37%	16.88%	17.70%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued) ___ ___

	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Tangible equity:
Shareholders' equity (GAAP)	$3,090,242	$3,207,770	$3,152,394	$3,065,217	$2,966,255
Less: Goodwill and other intangible assets (GAAP)	559,328	560,290	561,252	562,214	563,176
Tangible shareholders' equity (non-GAAP)	$2,530,914	$2,647,480	$2,591,142	$2,503,003	$2,403,079
Total assets (GAAP)	$31,654,874	$30,389,344	$29,895,100	$28,942,043	$28,238,129
Less: Goodwill and other intangible assets (GAAP)	559,328	560,290	561,252	562,214	563,176
Tangible assets (non-GAAP)	$31,095,546	$29,829,054	$29,333,848	$28,379,829	$27,674,953
Tangible equity (non-GAAP)	8.14%	8.88%	8.83%	8.82%	8.68%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,530,914	$2,647,480	$2,591,142	$2,503,003	$2,403,079
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity (non-GAAP)	$2,385,877	$2,502,443	$2,446,105	$2,357,966	$2,258,042
Tangible assets (non-GAAP)	$31,095,546	$29,829,054	$29,333,848	$28,379,829	$27,674,953
Tangible common equity (non-GAAP)	7.67%	8.39%	8.34%	8.31%	8.16%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,385,877	$2,502,443	$2,446,105	$2,357,966	$2,258,042
Common shares outstanding	90,172	92,027	92,034	92,007	92,125
Tangible book value per common share (non-GAAP)	$26.46	$27.19	$26.58	$25.63	$24.51

Core deposits:
Total deposits	$24,513,837	$23,324,746	$23,280,665	$22,598,778	$22,750,928
Less: Certificates of deposit	2,891,161	3,104,765	3,249,860	3,291,617	3,273,120
Brokered certificates of deposit	100,000	—	5,705	41,376	81,507
Core deposits (non-GAAP)	$21,522,676	$20,219,981	$20,025,100	$19,265,785	$19,396,301